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Independent auditors' consent
___________________________________________________________

The board of directors and shareholders

Strategist Growth Fund, Inc.:
 Strategist Growth Fund
 Strategist Growth Trends Funds

We consent to the use of our reports incorporated herein by reference and to the references to our Firm under the headings
"Financial highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.



KPMG Peat Marwick LLP
Minneapolis, Minnesota
March 27, 1997